Exhibit 99(a)

2011 RESTATEMENT OF

TRUSTCO BANK

EXECUTIVE OFFICER INCENTIVE PLAN

February 1, 2011

2011 RESTATEMENT OF
TRUSTCO BANK
EXECUTIVE OFFICER INCENTIVE PLAN

2011 RESTATEMENT OF
TRUSTCO BANK
EXECUTIVE OFFICER INCENTIVE PLAN

WHEREAS, Trustco Bank (the “Bank”) maintains the Trustco Bank Executive Officer Incentive Plan (the “Plan”); and

WHEREAS, the Bank desires to amend the Plan and to restate the Plan in its entirety;

NOW, THEREFORE, the Bank does hereby amend and restate the Plan in its entirety, except as otherwise indicated, effective as of February 1, 2011, to read as set forth below.

ARTICLE I

DEFINITIONS

Section 1.1.  “Bank” has the meaning as set forth in the preamble hereto.

Section 1.2.  “Base Salary” means the annual salary payable to a Participant, including deferrals under Code Section 125 and exclusive of any bonuses, incentive awards, plan contributions or any other fringe benefit payable during the Plan Year.

Section 1.3.  “Beneficiary” means the person or persons designated by a Participant in writing to receive any benefits under the Plan upon the Participant's death.  If a Participant fails to designate a Beneficiary, if no such Beneficiary is living upon the death of such Participant, or if such designation is legally ineffective, then “Beneficiary” shall mean the trustee of the Participant's revocable living trust, and if none the trustee of the Participant's testamentary trust, and if none the personal representative of the Participant's estate.

Section 1.4.  “Board of Directors” means the Board of Directors of TrustCo Bank Corp NY.

Section 1.5.  “Code” means the Internal Revenue Code of 1986, as amended.

Section 1.6.  “Committee” means the Compensation Committee appointed by the Board of Directors to administer the Plan.

Section 1.7.  “Disability” means a mental or physical condition which (i) in the opinion of a physician mutually agreed upon by the Board of Directors and the Participant, will prevent the Participant from carrying out the material job responsibilities or duties to which the Participant was assigned at the time the disability was incurred, and (ii) is expected to last for an indefinite duration or a duration of more than six months.

Section 1.8.  “Incentive Award” means the awards made pursuant to Section 3.1 herein.

Section 1.9.  “Participant” means any executive officer of the Bank or an affiliate who is approved by the Board of Directors for participation in the Plan as provided in Article II.

Section 1.10.  “Performance Goals” means the criteria and objectives established by the Committee prior to the beginning of the applicable Plan Year (or with respect to the 2011 Plan Year, prior to February 1, 2011), which must be satisfied or met for the applicable Plan Year, as the case may be, as a condition to the Participant’s receipt of an Incentive Award.  The criteria and objectives may be based on one or more weighted performance measures (such as, return on average equity, return on average assets, efficiency ratio, ratio of non-performing assets to total assets, etc.), for the Bank compared to its peer group as determined by the Committee.

Section 1.11.  “Plan” has the meaning as set forth in the preamble hereto and includes the Plan as it may be amended from time to time.

Section 1.12.  “Plan Year” means the 12 month period beginning on any January 1 and ending on the following December 31.

Section 1.13.  “Retirement” means termination on or after the earliest retirement date specified in the Retirement Plan of Trustco Bank.

ARTICLE II

PARTICIPATION

Section 2.1.  Prior to each Plan Year (or with respect to the 2011 Plan Year, prior to February 1, 2011), the Chief Executive Officer of the Bank will present to the Board of Directors a list of the executive officer positions recommended for participation in the Plan for the applicable Plan Year.  The Board of Directors shall act upon these recommendations and inform executive officers of their selection prior to the beginning of the Plan Year (or with respect to the 2011 Plan Year, prior to February 1, 2011).  The Plan was frozen for the 2009 and 2010 Plan Years and, consequently, no payments were made under the Plan for the 2009 and 2010 Plan Years.  Effective as of February 1, 2011, the Plan was unfrozen and reinstated by action of the Board of Directors.

Section 2.2.  Subject to the provisions of Sections 2.3, 2.4, and 2.5 herein, individuals assigned to a position designated for participation in the Plan during the course of a Plan Year will be eligible for receipt of Incentive Awards even if they are in such positions only part of the Plan Year.  The Incentive Award to such Participants will be prorated based upon the number of full calendar months of service in the participating position.

Section 2.3.  A Participant who terminates employment due to Disability or Retirement will be entitled to an Incentive Award for the Plan Year as calculated under Section 3.1 herein based upon the portion of the Base Salary actually paid to such Participant during the Plan Year in which he terminates and any Incentive Award payable shall be paid when payments for the Plan Year are made under Section 3.3.

Section 2.4.  A Participant who dies prior to the end of the Plan Year will be entitled to an Incentive Award for the Plan Year as calculated under Section 3.1 herein and any Incentive Award payable shall be paid when payments for the Plan Year are made under Section 3.3.

Section 2.5.  A Participant who terminates employment prior to the end of a Plan Year for reasons other than death, Disability or Retirement, will cease to be a Participant in the Plan as of the date of termination of employment and will forfeit all rights to Incentive Awards accrued during the Plan Year in which the termination of employment occurs.

ARTICLE III

INCENTIVE AWARDS

Section 3.1.  A Participant will be entitled to an Incentive Award for each Plan Year in which the Performance Goals have been satisfied or met, as the case may be.  The Incentive Award will be an amount equal to the Participant’s Base Salary multiplied by a bonus percentage based on the Performance Goals satisfied or met, as the case may be, for that Plan Year, adjusted for weighting, if any, of the applicable performance measures, and subject to any maximum bonus limit set forth in Performance Goals established for the applicable Plan Year.

Section 3.2.  The Incentive Award for a Plan Year will be determined by the Board of Directors following a report to the Board of Directors made no earlier than the December meeting of the Board of Directors for the Plan Year.

Section 3.3.  Incentive Awards will be paid in cash to Participants as soon as practicable following the determination of the Incentive Awards by the Board of Directors, but no later than March 15th of the year following the Plan Year for which the award is payable.

ARTICLE IV

CLAIMS

Section 4.1.  If a claim for benefits under the Plan is denied, the Committee will provide a written notice of the denial setting forth the specific reasons for the denial, a description of any additional material or information necessary for a claimant to perfect a claim, an explanation of why such material or information is necessary and appropriate information as to the steps to be taken for the claim to be submitted for review.  A claimant may request a review of a denial.  Such requests should be submitted to the Committee, in writing, within 60 days after receipt of the denial notice stating the reasons for requesting the review.  A claimant may review pertinent documents and submit issues and comments in writing.  A decision will be made on the review of the denial of a claim not later than 60 days after the Committee's receipt of a request for review unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than 120 days after receipt of a request for review, provided that the claimant is given written notice of the extension of time within the original 60 day period.  The decision on review will be in writing to the claimant and shall include specific reasons for the decision.

ARTICLE V

AMENDMENT AND TERMINATION

Section 5.1.  The Board of Directors may amend or terminate the Plan at any time; provided, however, that no such amendment or termination may alter or impair any Participant's rights previously granted under the Plan as of the date of such amendment or termination without his consent; provided, however, notwithstanding anything to the contrary herein, an amendment adopted for the purpose of complying with Section 409A of the Code may be made without the consent of Participants.

ARTICLE VI

ADMINISTRATION

Section 6.1.  The Plan shall be administered by the Committee, in accordance with its terms, for the exclusive benefit of Participants.

Section 6.2.  The Committee shall have authority to interpret the Plan, to adopt and revise rules and regulations relating to the Plan, to determine the conditions subject to which any awards may be made or payable, and to make any other determinations which it believes necessary or advisable for the administration of the Plan.  Determinations by the Committee shall be made by a majority vote.  All determinations of the Committee must be made in the good faith exercise of the duties of the Committee members under the Plan and must have a sound, rational basis, which such determinations, and the basis therefor, must be recorded in writing and maintained by the Committee.

ARTICLE VII

MISCELLANEOUS

Section 7.1.  Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall give the Participant the right to be retained in the employ of the Bank or interfere with the right of the Bank to discharge the Participant at any time.

Section 7.2.  No benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or encumbrance of any kind except by will, by the laws of descent and distribution or by Beneficiary designation herein.

Section 7.3.  All rights hereunder shall be governed by and construed according to the laws of the State of New York, except to the extent such laws are preempted by the laws of the United States of America.  In the event any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.

Section 7.4.  Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create or be construed to create a trust of any kind or a fiduciary relationship between the Bank and the Participant or any other person.  To the extent that any person acquires the right to receive payment from the Bank under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Bank.

Section 7.5.  The terms of the Plan shall be binding upon and inure to the benefit of the Bank, its successors and assigns, and the Participant and his heirs and legal representatives.

Section 7.6.  Any payment to be made from the Plan to a Participant following his death shall be paid to such Participant’s Beneficiary.

Section 7.7.  To the extent applicable, the Bank desires and intends for the Plan to comply with the requirements of Section 409A of the Code, as amended or to fall within one or more exemptions under Section 409A of the Code and applicable regulations; such that a Participant will not be subject to any additional tax, interest or penalty under Section 409A.  As provided above, the Bank reserves the right to amend or modify the Plan in any manner to the extent necessary to meet the requirements of Section 409A, as amplified by any Internal Revenue Service or U.S. Treasury Department regulations or guidance as the Bank deems appropriate or advisable.

* * * * *

IN WITNESS WHEREOF, the Bank has caused this amended and restated Plan to be executed on this 18th day of January, 2011.

TRUSTCO BANK

By:	/s/ Robert J. McCormick

Title:	President and Chief Executive Officer